Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Texas Quality Income Municipal Fund
33-42081
811-6384

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

To approve the elimination of the
 fundamental policies relating to
investments in municipal
securities and below investment
grade securities.
 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
   For
            4,378,634
                      351
   Against
               278,903
                      112
   Abstain
               118,307
                          1
   Broker Non-Votes
            1,553,578
                   1,087
      Total
            6,329,422
                   1,551



To approve the new fundamental policy relating to investments in municipal securities.


   For
            4,390,702
                      348
   Against
               264,735
                      112
   Abstain
               120,407
                          4
   Broker Non-Votes
            1,553,578
                   1,087
      Total
            6,329,422
                   1,551



To approve the elimination of the fundamental policy prohibiting investment in other investment companies.



   For
            4,333,782
                      347
   Against
               327,536
                      114
   Abstain
               114,526
                          3
   Broker Non-Votes
            1,553,578
                   1,087
      Total
            6,329,422
                   1,551



To approve the new fundamental
policy relating to commodities.


   For
            4,326,551
                      351
   Against
               313,627
                      112
   Abstain
               135,666
                          1
   Broker Non-Votes
            1,553,578
                   1,087
      Total
            6,329,422
                   1,551



To approve the elimination of the fundamental policies relating to derivatives and short sales.


   For
            4,340,274
                      349
   Against
               318,856
                      114
   Abstain
               116,714
                          1
   Broker Non-Votes
            1,553,578
                   1,087
      Total
            6,329,422
                   1,551



To approve the new fundamental policy relating to commodities.



   For
            4,321,940
                      348
   Against
               308,260
                      112
   Abstain
               145,644
                          4
   Broker Non-Votes
            1,553,578
                   1,087
      Total
            6,329,422
                   1,551

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 000090137-08-012627.